BOARD OF DIRECTORS AGREEMENT

This Board of Directors Agreement (this "Agreement") between Derek Bridges, an individual residing at 15005 Carter Road, Overland Park, KS 66221 (the "Member"), and PixarBio Corporation, a Nevada corporation (the "Company"), is made effective as of February 7, 2015 (the "Effective Date"). In connection with the appointment of the Member to the Board of Directors (the "Board") of the Company and the mutual promises of the parties hereunder, it is agreed as follows:

1. **General**. The Company hereby retains the Member, and the Member hereby agrees to serve as a member of the Board.

2. **Performance of Services**. As of the Effective Date, the Member agrees to make himself available to render services as a member of the Board (including attendance at meetings of the Board), from time to time at the request of the Company, at such time or times and location or locations as may be mutually agreed. The Member agrees to devote his best efforts to the performance of the services as a Board member. In connection therewith, the Company shall have the right to publicize the Member's affiliation with the Company.

3. **Compensation**. The Company shall grant the Member an option to purchase up to fifty thousand (50,000) shares of the Company's common stock, $0.01 par value per share, at a purchase price of $0.01 per share (the "Option"), under and for the purposes set forth in the Company's 2014 Employee, Director and Consultant Equity Incentive Plan (the "Plan") subject to Member's execution of the Non-Qualified Stock Option Agreement (the "Option Agreement") attached hereto as Exhibit 1 to this Agreement. Such Option shall vest in accordance with the terms of the Option Agreement.

4. **Term**. The Member's performance as a Member of the Board shall commence on the Effective Date of this Agreement and, unless terminated earlier, this Agreement shall continue until such Member's successor is duly elected and qualified (such period, including any extension of such period, the "Term"), unless either the Member or the Company terminates this Agreement pursuant to Section 5 hereof.

5. **Termination; Effect of Termination**. This Agreement may be terminated by either party at any time upon ten (10) days prior written notice. If either party breaches any of its material obligations under this Agreement in any material respect, the non-breaching party may terminate this Agreement (in addition to any other available remedy), in the event that such breach is not cured within five (5) days after receipt by such party of written notice thereof.

Such termination shall not relieve the Member or the Company of any obligations hereunder which by their terms are intended to survive the termination of the Member's association with the Company, including, but not limited to, the obligations of Sections 5, 6, 7, 8, 9 and 10-16.

Upon termination of this Agreement for any reason, the Member shall promptly deliver to the Company any and all property of the Company or its customers, licensees, licensors, or affiliates which may be in his or her possession or control including, without limitation, products, cell lines,

materials, memoranda, notes, diskettes, records, reports, laboratory notebooks, or other documents or photocopies of the same.

6. **Non-competition**. So long as this Agreement continues in effect and for a period of two (2) years following termination of this Agreement, the Member shall not, without the prior written approval of the Company, alone or as a partner, officer, director, consultant, employee, stockholder or otherwise, engage in any commercial employment, consulting or business activity, occupation or other activity that is or is intended to be competitive with the business of the Company.

7. **Independent Contractor**. It is understood and agreed, that the Member is an independent contractor and that neither this Agreement nor the rendering of the services shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between the parties. The Member shall not be entitled to any fringe benefits generally provided to employees of the Company and the Company shall not be required to maintain workers' compensation coverage for the Member.

8. **Confidentiality**. During the period of this Agreement, the Member will be exposed to certain information concerning the Company's research, business, Inventions, products, proposed new products, designs, clinical testing programs, manufacturing processes and techniques, customers, and other information and materials that embody trade secrets or technical or business information that is confidential and proprietary to the Company and is not generally known to the public (collectively, "Confidential Information"). The Member hereby agrees not to disclose, except to Company employees and representatives, or otherwise make use of, or allow others to use, any Confidential Information without the Company's prior written consent, unless such information becomes publicly available, through no fault of the Member. The Member further agrees not to make any notes or memoranda relating to the business of the Company other than for the benefit of the Company and not to use or permit to be used at any time any such notes or memoranda other than for the benefit of the Company. In addition, the Member agrees, promptly upon the Company's request, whether during or after the Term, to return to the Company or destroy any and all documentary, machine-readable or other elements or evidence of Confidential Information and any copies that may be in the Member's possession or under the Member's control.

9. **Injunctive Relief**. The Member agrees that any breach of this Agreement by him or her could cause irreparable damage to the Company and that in the event of such breach the Company shall have the right to obtain injunctive relief, including, without limitation, specific performance or other equitable relief to prevent the violation of his or her obligations hereunder. It is expressly understood and agreed that nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including, without limitation, the recovery of damages by the Company.

10. **Notices**. All notices and other communications hereunder shall be delivered or sent by facsimile transmission, recognized courier service, registered or certified mail, return receipt requested, addressed to the party at the address set forth on the signature page hereof, or to such other address as such party may designate in writing to the other. Such notice or communication shall be

deemed to have been given as of the date sent by the facsimile or delivered to a recognized courier service, or three days following the date deposited with the United States Postal Service.

11. **Successors and Assigns**. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns. The Member agrees that the Company may assign this Agreement, in whole or in part, to any person or entity controlled by, in control of, or under common control with, the Company, and to any purchaser of all or substantially all of its assets or such portion of its assets to which this Agreement relates, or to any successor corporation resulting from any merger or consolidation of the Company with or into such corporation. The Member may not assign or transfer this Agreement or any of his or her rights or obligations hereunder. In no event shall the Member assign or delegate responsibility for actual performance of the Services to any other person or entity without the prior written consent of the Company.

12. **Entire Agreement**. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof. No provision of this Agreement shall be waived, altered or cancelled except in writing signed by the party against whom such waiver, alteration or cancellation is asserted. Any such waiver shall be limited to the particular instance and the particular time when and for which it is given.

13. **Governing Law**. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

14. **Enforceability**. The invalidity or unenforceability of any provision hereof as to an obligation of a party shall in no way affect the validity or enforceability of any other provision of this Agreement, provided that if such invalidity or unenforceability materially adversely affects the benefits the other party reasonably expected to receive hereunder, that party shall have the right to terminate this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by limiting or reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

15. **Construction**. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

16. **Counterparts**. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed Agreement as a sealed instrument as of the day and year first above written.

PIXARBIO CORPORATION

By: ______________________

Frank, Reynolds, CEO & President

____

Name: Derek Bridges